AMENDMENT #3 TO DECLARATION OF TRUST

                          LEGG MASON CASH RESERVE TRUST

                        CERTIFICATE OF BOARD OF TRUSTEES

         We, as members of the Board of Trustees of Legg Mason Cash Reserve Trust ("Trust"), hereby certify that the Board of Trustees at a meeting held on August 7-8, 2002, and the shareholders of the Trust, at a meeting held on October 24, 2002, approved amending the Declaration of Trust by striking Article V, Section 1(p) and substituting in its place the following:

         "(p) To borrow money."

         This Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one instrument.

Dated:   December 2, 2002


/s/ Richard G. Gilmore                        /s/ Arnold L. Lehman
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Richard G. Gilmore                            Arnold L. Lehman


/s/ Jill E. McGovern
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Jill E. McGovern                              G. Peter O'Brien


                                              /s/ Arthur S. Mehlman
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Robin J.W. Masters                            Arthur S. Mehlman


/s/ S. Ford Rowan
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S. Ford Rowan                                 John F. Curley, Jr.


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Mark R. Fetting